Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 10, 2022, relating to the consolidated financial statements and schedule of AcelRx Pharmaceuticals, Inc., included in its Annual Report on Form 10‑K for the year ended December 31, 2021.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

San Francisco, California

November 15, 2022